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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of USA Interactive and to the incorporation by reference therein of our report dated February 6, 2003, with respect to the consolidated financial statements of USA Interactive included in its Annual Report for the year ended December 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

Ernst & Young LLP
New York, New York May 2, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP